MANAGEMENT AGREEMENT

Catalyst Funds

Exhibit 1

Amendment Dated:  July 29, 2011

Percentage of Average

Fund

Daily Net Assets

Catalyst Value Fund

1.25%

Catalyst Strategic Value Fund

1.25%

Catalyst Large Cap Value Fund

1.00%

Catalyst International Value Fund

1.00%

Catalyst/SMH High Income Fund

1.00%

Catalyst/SMH Total Return Income Fund

1.00%

Catalyst/Groesbeck Growth of Income Fund

1.00%

Catalyst/MAP Global Total Return Income Fund

1.00%

Catalyst/MAP Global Capital Appreciation Fund

1.00%

Catalyst Funds

By:

/s/ David F. Ganley

Print Name:

David F. Ganley

Title:

Secretary

Catalyst Capital Advisors LLC

By:

/s/ Jerry Szilagyi

Print Name: Jerry Szilagyi

Title: Member